                                                       Registration No.
                                                                       ------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           Adobe Systems Incorporated
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)

                    California                        77-0019522
     ----------------------------------     -----------------------------------
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
     of incorporation or organization)

                              1585 Charleston Road
                       Mountain View, California 94043-1225
- ------------------------------------------------------------------------------
              (Address of principal executive offices)  (Zip code)

                           Adobe Systems Incorporated
                    Restricted Stock Option Plan, As Amended
       -----------------------------------------------------------------
                            (Full title of the plan)

                                 M. Bruce Nakao
                Senior Vice President, Finance and Administration
                           and Chief Financial Officer
                           Adobe Systems Incorporated
                              1585 Charleston Road
                      Mountain View, California 94043-1225
- ------------------------------------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (415) 961-4400.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------

                                   Proposed          Proposed
Title of                           maximum           maximum
securities to    Amount to be      offering price    aggregate offering    Amount of
be registered    registered        per share(1)      price(1)              registration fee(1)

- ----------------------------------------------------------------------------------------------
Common Stock     250,000 shares    $53.75            $13,437,500.00        $4,633.62
(without par
value)








- -------------------------------------------------------------------------------
(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of Common Stock on May 10, 1995 as reported on the National Association of Securities Dealers Automated Quotations System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          Adobe Systems Incorporated (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended November 25, 1994.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          (d) The description of the Company's Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          LEGAL OPINION. The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich, A Professional Corporation. As of May 12, 1995, attorneys of Gray Cary Ware &

Freidenrich, a Professional Corporation, directly and indirectly owned 24,000 shares (including shares subject to options) of the Common Stock of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law. In addition, the Company has entered into separate indemnification agreements with its directors and officers which would require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to maintain directors' and officers' liability insurance, if available on reasonable terms.

     These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable.

ITEM 8.   EXHIBITS

          See Exhibit Index.

ITEM 9.   UNDERTAKINGS

          (a)  RULE 415 OFFERING

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
               REFERENCE

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 12, 1995.

                                       ADOBE SYSTEMS INCORPORATED



                                       By: /s/ M. Bruce Nakao
                                          ------------------------------------
                                              M. Bruce Nakao
                                              Senior Vice President, Finance
                                              and Administration, Chief
                                              Financial Officer, Treasurer
                                              and Assistant Secretary

                                POWER OF ATTORNEY

     The officers and directors of Adobe Systems Incorporated whose signatures appear below, hereby constitute and appoint John E. Warnock and M. Bruce Nakao, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                     TITLE                              DATE
      ---------                     -----                              ----

/s/ John E. Warnock        Chairman of the Board and Chief         May 12, 1995
- ------------------------    Executive Officer (Principal
John E. Warnock             Executive Officer)


- ------------------------   President and Director                  May __, 1995
Charles M. Geschke


/s/ M. Bruce Nakao         Senior Vice President, Finance          May 12, 1995
- ------------------------    and Administration, Chief Financial
M. Bruce Nakao              Officer, Treasurer and Assistant
                            Secretary (Principal Financial
                            Officer)


/s/ Michael M. Cully       Vice President and Corporate            May 12, 1995
- ------------------------    Controller (Principal Accounting
Michael M. Cully            Officer)


/s/ William R. Hambrecht   Director                                May 12, 1995
- ------------------------
William R. Hambrecht


/s/ Robert Sedgewick       Director                                May 12, 1995
- ------------------------
Robert Sedgewick


/s/ William J. Spencer     Director                                May 12, 1995
- ------------------------
William J. Spencer


/s/ Delbert W. Yocam       Director                                May 12, 1995
- ------------------------
Delbert W. Yocam


- -------------------------  Director                                May __, 1995
Paul Brainerd


/s/ Gene P. Carter         Director                                May 12, 1995
- ------------------------
Gene P. Carter



/s/ Michael M. Cully       Vice President and Corporate            May 12, 1995
- ------------------------    Controller (Principal Accounting
Michael M. Cully            Officer)

                                  EXHIBIT INDEX

     4.1 Articles of Incorporation of the Company and amendments thereto are incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission effective August 13, 1986 (File No. 33-6885) and to its report on Form 10-K for the fiscal years ended November 30, 1988, November 29, 1991 and November 26, 1993

     4.2 Restated Bylaws of the Company are incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 27, 1994 (File No. 33-84396)

     4.3 Shareholder Rights Plan is incorporated by reference to the exhibits to the Company's report on Form 8-A filed with the Securities and Exchange Commission on July 24, 1990

     5    Opinion re legality

     23.1 Consent of Counsel (included in Exhibit 5)

     23.2 Consent of Independent Auditors

     23.3 Consent of Ernst & Young LLP, Independent Auditors

     24 Power of Attorney (included in signature pages to this registration statement)